UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2014

eFleets Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-54357	26-2374319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7660 Pebble Drive, Fort Worth, Texas

(Address of principal executive offices) (zip code)

 (817) 616-3161

 (Registrant’s telephone number, including area code)

(Former name, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Agreement.

As previously reported in the Current Report on Form 8-K filed by eFleets Corporation (the “Company”) with the Securities and Exchange Commission on May 23, 2013, Good Earth Energy Conservation, Inc. (“Good Earth”), which is a wholly owned subsidiary of the Company, issued a number of 8% secured convertible promissory notes with an aggregate principal amount of $1,750,000 (the “Notes”) pursuant to a Note and Purchase Agreement dated April 10, 2012 (the “Note Agreement”).

As permitted by the Note Agreement, on September 30, 2014, the holders of more than fifty percent of the outstanding principal amount of the Notes consented to a deferral of the interest due on the notes until June 30, 2017 (the “Consent”).

The Notes were offered and sold in a private placement transaction made in reliance upon the exemptions from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing information is a summary of the Notes and the Consent, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Notes and the Consent. The form of the Notes are attached as an exhibit to in the Current Report on Form 8-K filed by eFleets Corporation (the “Company”) with the Securities and Exchange Commission on May 23, 2013, and the form of the Consent is attached hereto as Exhibit 99.1, which is incorporated by reference in its entirety.  Readers should review the forms of the Notes and the Consent for a complete understanding of the terms and conditions associated with those transactions.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Consent of Noteholders dated September 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eFLEETS CORPORATION

Dated: October 3, 2014	By:	/s/ James R. Emmons
Name: James R. Emmons
Title: Chief Executive Officer